Exhibit 99.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marvel Enterprises, Inc. (the "Company") for the period ending on March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Allen
S. Lipson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Marvel Enterprises, Inc. and will be retained by Marvel Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/
-----------------------------------------
Allen S. Lipson
President and Chief Executive Officer
May 15, 2003